Exhibit 99.1

2941 Fairview Park Drive, Suite 100
Falls Church, VA 22042-4513	News
www.generaldynamics.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

April 24, 2019

General Dynamics Reports First-Quarter 2019 Results

•	Revenue of $9.3 billion, up 22.9 percent year-over-year

•	All segments produce year-over-year revenue growth

•	Orders exceed $10.7 billion, with consolidated book-to-bill of 1.2 to 1.0

•	Aerospace orders surpass $3.1 billion

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported first-quarter 2019 revenue of $9.3 billion, up 22.9 percent year-over-year, with net earnings of $745 million. Diluted earnings per share were $2.56.

“The solid sales gains and strong bookings reflect the market-leading performance we expect of our operating units,” said Phebe Novakovic, chairman and chief executive officer. “We are pleased with our robust backlog and remain relentlessly focused on improving operating performance.”

Backlog
General Dynamics’ total backlog at the end of first-quarter 2019 was $69.2 billion, up 11.4 percent year-over-year. Estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $33.9 billion. Total potential contract value, the sum of all backlog components, was $103.2 billion, up 17.7 percent year-over-year.

Order activity remained strong across both the aerospace and defense portfolios. Aerospace booked more than $3.1 billion in orders in the quarter. Significant awards in defense portfolios in the quarter included $2 billion from the U.S. Navy for long-lead materials for Block V Virginia-class submarines, $580 million for services to classified customers, contracts totaling $510 million from the Navy for maintenance and repair of ships and a Virginia-class submarine, a blanket purchase agreement of $490 million from the Defense Information Systems Agency to operate Pentagon and government-furnished network infrastructures, contracts totaling $435 million to support the U.S. Army’s Stryker armored fighting vehicle and Abrams tank programs, contracts totaling $160 million to produce munitions for the U.S. Army, $125 million to provide helicopter training and simulation services to the Army and $115 million for computing and communications equipment under the Army’s Common Hardware Systems-5 program.

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Capital Deployment
The company repurchased 525,000 of its outstanding shares in the first quarter. In March, the board of directors increased the company’s quarterly dividend to $1.02 per share. This 9.7 percent increase marked the company’s 22nd consecutive annual dividend increase.

About General Dynamics
Headquartered in Falls Church, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; IT services; C4ISR solutions; and shipbuilding and ship repair. The company’s 2018 revenue was $36.2 billion. More information is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its first-quarter 2019 financial results conference call at 9 a.m. EST on Wednesday, April 24, 2019. The webcast will be a listen-only audio event available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on April 24 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 877-344-7529 (international: 412-317-0088); passcode 10130304. The phone replay will be available through May 1, 2019. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results for first-quarter 2019 are available on its website at www.generaldynamics.com.

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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	March 31, 2019	April 1, 2018	$	%
Revenue	$9,261	$7,535	$1,726	22.9%
Operating costs and expenses	(8,247)	(6,527)	(1,720)
Operating earnings	1,014	1,008	6	0.6%
Interest, net	(117)	(27)	(90)
Other, net	18	(21)	39
Earnings before income tax	915	960	(45)	(4.7)%
Provision for income tax, net	(170)	(161)	(9)
Net earnings	$745	$799	$(54)	(6.8)%
Earnings per share—basic	$2.59	$2.70	$(0.11)	(4.1)%
Basic weighted average shares outstanding	287.9	296.4
Earnings per share—diluted	$2.56	$2.65	$(0.09)	(3.4)%
Diluted weighted average shares outstanding	290.9	301.1

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EXHIBIT B
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	March 31, 2019	April 1, 2018	$	%
Revenue:
Aerospace	$2,240	$1,825	$415	22.7%
Combat Systems	1,636	1,440	196	13.6%
Information Technology	2,169	1,138	1,031	90.6%
Mission Systems	1,158	1,098	60	5.5%
Marine Systems	2,058	2,034	24	1.2%
Total	$9,261	$7,535	$1,726	22.9%
Operating earnings:
Aerospace	$328	$346	$(18)	(5.2)%
Combat Systems	206	224	(18)	(8.0)%
Information Technology	156	101	55	54.5%
Mission Systems	148	146	2	1.4%
Marine Systems	180	184	(4)	(2.2)%
Corporate	(4)	7	(11)	(157.1)%
Total	$1,014	$1,008	$6	0.6%
Operating margin:
Aerospace	14.6%	19.0%
Combat Systems	12.6%	15.6%
Information Technology	7.2%	8.9%
Mission Systems	12.8%	13.3%
Marine Systems	8.7%	9.0%
Total	10.9%	13.4%

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EXHIBIT C
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and equivalents	$673	$963
Accounts receivable	3,718	3,759
Unbilled receivables	7,367	6,576
Inventories	6,185	5,977
Other current assets	924	914
Total current assets	18,867	18,189
Noncurrent assets:
Property, plant and equipment, net	4,054	3,978
Intangible assets, net	2,518	2,585
Goodwill	19,668	19,594
Other assets	2,359	1,062
Total noncurrent assets	28,599	27,219
Total assets	$47,466	$45,408
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$2,097	$973
Accounts payable	3,008	3,179
Customer advances and deposits	6,695	7,270
Other current liabilities	3,582	3,317
Total current liabilities	15,382	14,739
Noncurrent liabilities:
Long-term debt	11,451	11,444
Other liabilities	8,399	7,493
Total noncurrent liabilities	19,850	18,937
Shareholders’ equity:
Common stock	482	482
Surplus	2,937	2,946
Retained earnings	29,781	29,326
Treasury stock	(17,283)	(17,244)
Accumulated other comprehensive loss	(3,683)	(3,778)
Total shareholders’ equity	12,234	11,732
Total liabilities and shareholders’ equity	$47,466	$45,408

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EXHIBIT D
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended
	March 31, 2019	April 1, 2018
Cash flows from operating activities—continuing operations:
Net earnings	$745	$799
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	114	89
Amortization of intangible and finance lease right-of-use assets	91	20
Equity-based compensation expense	40	29
Deferred income tax provision	(10)	4
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	49	(150)
Unbilled receivables	(873)	(608)
Inventories	(210)	(236)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(167)	(358)
Customer advances and deposits	(623)	(149)
Other, net	49	64
Net cash used by operating activities	(795)	(496)
Cash flows from investing activities:
Capital expenditures	(181)	(104)
Other, net	(6)	(1)
Net cash used by investing activities	(187)	(105)
Cash flows from financing activities:
Proceeds from commercial paper, net	1,010	2,494
Dividends paid	(268)	(250)
Purchases of common stock	(133)	(267)
Other, net	88	(25)
Net cash provided by financing activities	697	1,952
Net cash used by discontinued operations	(5)	(2)
Net (decrease) increase in cash and equivalents	(290)	1,349
Cash and equivalents at beginning of period	963	2,983
Cash and equivalents at end of period	$673	$4,332

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EXHIBIT E
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	2019	2018
	First Quarter	First Quarter
Other Financial Information:
Debt-to-equity (a)	110.7%	55.0%
Debt-to-capital (b)	52.5%	35.5%
Book value per share (c)	$42.35	$39.64
Income tax (payments) refunds, net	$(37)	$4
Company-sponsored research and development (d)	$122	$140
Shares outstanding	288,871,990	297,033,427

Non-GAAP Financial Measures:
	2019	2018
	First Quarter	First Quarter
Earnings before interest, taxes, depreciation and amortization:
Net earnings	$745	$799
Interest, net	117	27
Provision for income tax, net	170	161
Depreciation of property, plant and equipment	114	89
Amortization of intangible and finance lease right-of-use assets	91	20
Earnings before interest, taxes, depreciation and amortization (e)	$1,237	$1,096

Free cash flow from operations:
Net cash used by operating activities	$(795)	$(496)
Capital expenditures	(181)	(104)
Free cash flow from operations (f)	$(976)	$(600)

(a)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(c)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(d)	Includes independent research and development and Aerospace product-development costs.

(e)
We believe earnings before interest, taxes, depreciation and amortization (EBITDA) is a useful measure for investors because it provides another measure of our profitability and our ability to service our debt. We calculate EBITDA by adding back interest, taxes, depreciation and amortization to earnings from continuing operations. The most directly comparable GAAP measure to EBITDA is earnings from continuing operations.

(f)
We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a key performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

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EXHIBIT F
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
First Quarter 2019:
Aerospace	$11,924	$244	$12,168	$2,080	$14,248
Combat Systems	15,475	515	15,990	4,185	20,175
Information Technology	4,770	3,584	8,354	16,666	25,020
Mission Systems	5,081	234	5,315	7,186	12,501
Marine Systems	19,935	7,446	27,381	3,831	31,212
Total	$57,185	$12,023	$69,208	$33,948	$103,156
Fourth Quarter 2018:
Aerospace	$11,208	$167	$11,375	$3,130	$14,505
Combat Systems	16,174	424	16,598	4,187	20,785
Information Technology	4,717	3,248	7,965	17,066	25,031
Mission Systems	4,890	445	5,335	7,409	12,744
Marine Systems	18,837	7,761	26,598	3,703	30,301
Total	$55,826	$12,045	$67,871	$35,495	$103,366
First Quarter 2018:
Aerospace	$11,898	$158	$12,056	$1,868	$13,924
Combat Systems	17,126	378	17,504	3,549	21,053
Information Technology	2,190	1,275	3,465	11,367	14,832
Mission Systems	4,549	800	5,349	4,420	9,769
Marine Systems	18,310	5,458	23,768	4,271	28,039
Total	$54,073	$8,069	$62,142	$25,475	$87,617

* The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT F-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$60,364
$58,567
$63,929
$63,175
$62,142
$66,290
$69,529
$67,871
$69,208
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
Funded Backlog
Unfunded Backlog

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EXHIBIT F-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

Funded Backlog	Unfunded Backlog

(a) Reflects the acquisition of CSRA.
(b) Reflects the divestiture of a public-facing contact-center business.

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EXHIBIT G-1
FIRST QUARTER 2019 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the first quarter of 2019:
Combat Systems:

•	$225 from the U.S. Army for inventory management and support services for the Stryker fleet.

•	$160 from the Army for various munitions.

•	$145 from the Army for systems technical support on the Abrams and Stryker programs.

•	$65 from the Army for design and prototype development of the Abrams tank System Enhancement Package Version 4 (SEPv4).
Information Technology:

•	An IDIQ contract from the U.S. Navy to provide cyber mission engineering support services. The program has a maximum potential contract value of $900 among ten awardees.

•	$580 for several key contracts to provide services to classified customers.

•	An IDIQ contract from the Defense Threat Reduction Agency (DTRA) to provide IT support services and capabilities. The program has a maximum potential contract value of $535 among five awardees.

•
An IDIQ contract from the DoD to provide cybersecurity, planning, execution and analysis services to the Joint Chiefs of Staff’s J7 training activities. The program has a maximum potential contract value of $500 among six awardees.

•	A blanket purchase agreement of $490 from the Defense Information Systems Agency (DISA) to operate, maintain, deploy and manage Pentagon and regional government-furnished network infrastructures.

•	$125 to provide turnkey training and simulation services for the Army’s Aviation Center of Excellence in Fort Rucker, Alabama.

•	$60 from the U.S. Air Force Central Command for communications technical support services in Asia.

•	$55 from the National Geospatial-Intelligence Agency (NGA) for IT lifecycle management and virtual desktop services.

•	$50 from the U.S. Department of Veterans Affairs to provide managed services to improve service desk interactions with end users.
Mission Systems:

•	$115 from the Army for computing and communications equipment under the Common Hardware Systems-5 (CHS-5) program.

•	$55 to provide development and maintenance services for the Army’s Consolidated Project Management (CPM) Next program.

•	$55 from the Navy for the production of Digital Modular Radios (DMR).

•	$45 from the Army for the production of the Prophet Enhanced Tactical Signals Intelligence System.

•	$40 for additional equipment to support the Army’s mobile communications network.

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EXHIBIT G-2
FIRST QUARTER 2019 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

Marine Systems:

•	$2 billion from the Navy for long-lead materials for Block V Virginia-class submarines.

•
$300 from the Navy to provide maintenance and repair services for the Arleigh Burke-class (DDG-51) guided-missile destroyer, Wasp-class amphibious assault ship and Nimitz-class aircraft carrier programs.

•	$210 from the Navy for planning, scheduling and technical support for maintenance activities on the USS South Dakota, a Virginia-class submarine.

•	$70 from the Navy for planning yard services for the DDG-51 destroyer program.

•	$40 from the Navy to provide non-nuclear maintenance and repair services for submarines located at the Naval Submarine Support Facility in New London, Connecticut.

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EXHIBIT H
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	First Quarter
	2019	2018
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	27	19
Mid-cabin aircraft	7	7
Total	34	26
Pre-owned Aircraft Deliveries (units):	4	1

Aerospace Book-to-Bill:
Orders	$3,131	$1,445
Revenue (excluding pre-owned aircraft sales)	2,198	1,817
Book-to-Bill Ratio*	1.42x	0.80x

*	Does not include contract amendments, customer defaults, pricing adjustments, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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